Exhibit 99.1

FOR IMMEDIATE RELEASE

InPhonic Announces Second Quarter 2007 Financial Results

Announced Strategic Alliance with Brightstar

Added Liquidity by Accessing $15 Million from Existing Credit Facility

Hired Telecom and Technology Veteran as New CFO

WASHINGTON, August 9, 2007 (BUSINESS WIRE) — InPhonic, Inc. (NASDAQ:INPC), a leading online seller of wireless services and products, today reported financial results for the second quarter ended June 30, 2007.

“In the second quarter of 2007, we began addressing many of the operational challenges that were identified on our last conference call in an effort to better position the Company in the later half of 2007 for improved operating cash flow. Although we are still early in the process, we are encouraged by some initial positive indicators and believe these improvements to the business will yield their full impact in the second half of the year.” said InPhonic’s Chairman and CEO David A. Steinberg.

Revenue was $79.4 million for the second quarter of 2007, compared to $92.1 million for the second quarter of 2006. Loss from continuing operations for the second quarter 2007 was ($40.6) million or ($1.06) per basic and diluted share compared to a loss from continuing operations of ($9.4) million or ($0.26) per basic and diluted share for the second quarter of 2006.

Non-GAAP Adjusted EBITDA for the second quarter 2007 was a loss of ($15.5) million. Non-GAAP Adjusted EPS for the second quarter 2007 was a loss of ($0.59) per share.

Adjusted EBITDA is defined as net income (loss) from continuing operations before interest expense, taxes, depreciation and amortization, restructuring costs, other non-recurring costs, stock-based compensation and certain other adjustments. Adjusted EPS per basic and diluted share is defined as earnings per share as calculated on the face of the income statement adjusted for stock-based compensation expense and depreciation of intangibles, non-recurring costs and other adjustments. The footnotes to the Non-GAAP measures describe these adjustments in more detail.

Signed Letter of Intent with Brightstar

The Company announced today a letter of intent for a new strategic alliance with Brightstar and expects to sign a definitive agreement by September 30, 2007. As part of the strategic alliance Brightstar would acquire the distribution, inventory and fulfillment assets of InPhonic and become InPhonic’s exclusive provider of hardware (wireless handsets, SIM cards and accessories), direct-to-consumer distribution, on-hand inventory, value added customization and logistics. InPhonic would become the exclusive online activation and enablement platform for Brightstar’s existing consumer businesses. Currently, Brightstar has approximately 11,000 points of sale in the United States with some of the most recognized retail store brands and approximately 160,000 points of sale internationally.

It is expected that the definitive agreement will encompass collaboration across a number of functional areas and would provide InPhonic benefits in three key areas – improved cash flows due to outsourced inventory management, enhanced margins resulting from hardware procurement and significant growth opportunities in a new marketing relationship with Brightstar and its vast domestic and international sales channels.

Brightstar strengthened its commitment to this new alliance further by making an investment of $5 million in InPhonic, purchasing approximately 925,000 newly issued restricted shares. These shares represent approximately 2.5 percent of InPhonic’s outstanding share count as of June 30, 2007, and were priced at a premium to the existing market price.

Liquidity Position

InPhonic ended the second quarter of 2007 with $22.5 million in cash and cash equivalents. The Company was able to improve its liquidity position by working with Citicorp and Goldman Sachs to complete an agreement to draw an additional $15 million from the existing credit agreement. The total balance of the note will be $90 million.

The immediate new equity investment of $5 million from Brightstar plus the new borrowings from the Lending Group will provide an aggregate infusion of $20 million into InPhonic.

Hired New Chief Financial Officer

In July, InPhonic hired a new Chief Financial Officer, Kenneth D. Schwarz. Mr. Schwarz joined InPhonic after many years of experience working in publicly-held telecommunications and technology companies in senior finance and operational roles. Immediately prior to joining InPhonic, Mr. Schwarz served in senior executive positions, including CFO and subsequently President of Consumer Solutions at Intersections Inc., a NASDAQ-listed public company and leading provider of identity theft protection and credit management solutions.

Non-GAAP Financial Measures

A reconciliation between GAAP and Non-GAAP results is shown immediately following the Unaudited Condensed Consolidated Statements of Cash Flows.

The Company believes that the presentation of the above Non-GAAP measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. The Company believes when U.S. GAAP results are viewed in conjunction with these Non-GAAP measures, investors are provided with a more meaningful understanding of the Company's ongoing operating performance. In addition, the Company's management uses these measures for reviewing the Company's financial results.

These measures should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company has reconciled Non-GAAP financial measures included in this press release to the nearest GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call

Company management will be holding a conference call on August 9, 2007 at 5:00 PM Eastern Time to discuss its second quarter 2007 financial results and provide a Company update.

The conference call can be accessed by calling the following phone numbers:

•	(800) 946-0783 (Domestic) or (719) 4572658 (International); passcode 6904443.

•	The replay will be available beginning at 7:00 p.m. on August 9, 2007 by dialing 888-203-1112 (Domestic) or 719-457-0820 (International); passcode 6904443.

•	A link to an audio Webcast of the call will be available at http://investor.inphonic.com/. An audio Webcast archive following the call will also be available at http://investor.inphonic.com/

About InPhonic

Headquartered in Washington, D.C., InPhonic, Inc. (NASDAQ:INPC—News) is a leading online seller of wireless services and products. InPhonic sells these services and products, and provides world-class customer service through websites that it creates and manages for online businesses, national retailers, member-based organizations and associations under their own brands. InPhonic also operates Wirefly (www.wirefly.com), a leading one-stop comparison mobile phones and wireless plans shopping site that has been awarded "Best of the Web" by Forbes magazine and "Best in Overall Customer Experience" by Keynote Performance Systems. InPhonic also delivers a full range of MVNO and mobility solutions to enterprise clients through its Mobile Virtual Network Enablement (MVNE) platform. Among many awards in its history, InPhonic holds the distinction as #1 Company of the Year on the INC. 500 for 2004. For more information on the company, its products and services, visit the InPhonic Corporate Web site at www.inphonic.com.

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Forward-Looking Statements—This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including, without limitation, all statements related to future financial performance, plans to grow our business and build our brand. Words such as "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, the strength of our brand, competition, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the Year ended December 31, 2006 and our Quarterly Reports on Forms 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and InPhonic undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Investors:	Press:
InPhonic, Inc.	InPhonic, Inc.
Gary Tiedemann	Tripp Donnelly
VP, Investor Relations	VP, Public Relations
(202) 333-0001	(202) 333-0001
gtiedemann@inphonic.com	tdonnelly@inphonic.com

INPHONIC, INC. & SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2007	2006	2007
Revenue:
Activations and services	$74,216	$66,780	$140,958	$151,541
Equipment	17,912	12,642	38,148	29,286

Total revenue	92,128	79,422	179,106	180,827

Cost of revenue, exclusive of depreciation and amortization:
Activations and services	1,065	621	1,325	1,384
Equipment	50,510	53,093	98,431	118,755

Total cost of revenue	51,575	53,714	99,756	120,139

Operating expenses:
Sales and marketing, exclusive of depreciation and amortization	27,408	30,514	54,130	61,959
General and administrative, exclusive of depreciation and amortization	16,908	26,519	30,139	50,395
Depreciation and amortization	3,960	5,829	7,443	11,220
Restructuring	1,906	340	1,906	340

Total operating expenses	50,182	63,202	93,618	123,914

Operating loss	(9,629)	(37,494)	(14,268)	(63,226)

Other income (expense):
Interest income	547	326	1,174	1,003
Interest expense	(288)	(3,476)	(624)	(6,138)

Total other income (expense)	259	(3,150)	550	(5,135)

Loss from continuing operations	(9,370)	(40,644)	(13,718)	(68,361)

Discontinued operations:
Loss from discontinued operations	(206)	(4)	(171)	(102)

Net loss	$(9,576)	$(40,648)	$(13,889)	$(68,463)

Basic and diluted net loss per share:
Net loss from continuing operations	$(0.26)	$(1.06)	$(0.38)	$(1.77)
Loss from discontinued operations	(0.01)	(0.00)	(0.01)	(0.00)

Basic and diluted net loss per share	$(0.27)	$(1.06)	$(0.39)	$(1.77)

Basic and diluted weighted average shares outstanding	35,856,253	38,265,453	35,529,454	38,654,575

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2006	2007	2006	2007
Sales and marketing	$819	$784	$1,538	$1,457
General and administrative	2,097	2,459	4,260	5,018
Restructuring	1,312	—	1,312	—

	$4,228	$3,243	$7,110	$6,475

INPHONIC INC, & SUBSIDIARIES

Condensed Consolidated Balance Sheet

(in thousands, except share and per share amounts)

	December 31, 2006	June 30, 2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$89,972	$22,543
Accounts receivable, net	63,820	50,393
Inventory, net	23,164	13,882
Prepaid expenses	6,507	5,455
Deferred costs and other current assets	3,122	3,277
Current assets of discontinued operations	391	115

Total current assets	186,976	95,665

Restricted cash and cash equivalents	38	38
Property and equipment, net	22,746	25,604
Goodwill	38,223	38,223
Intangible assets, net	8,092	6,475
Deposits and other assets	8,330	15,235

Total assets	$264,405	$181,240

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$85,975	$76,258
Accrued expenses and other liabilities	22,521	18,719
Current portion of deferred revenue	16,604	14,798
Current maturities of capital leases	301	280
Current liabilities of discontinued operations	1,103	1,103

Total current liabilities	126,504	111,158

Long-term debt and capital lease obligations, net of current maturities	63,826	65,385
Deferred revenue, net of current portion	478	351

Total liabilities	190,808	176,894

Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $0.01 par value
Authorized 200,000,000 shares at December 31, 2006 and June 30, 2007; issued and outstanding 37,138,480 and 36,926,080 shares at December 31, 2006 and June 30, 2007, respectively	371	369
Additional paid-in capital	301,611	300,825
Accumulated deficit	(228,385)	(296,848)

Total stockholders' equity	73,597	4,346

Total liabilities and stockholders' equity	$264,405	$181,240

INPHONIC, INC. & SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2006	2007
Cash flows from operating activities:
Net loss	$(13,889)	$(68,463)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,443	11,220
Increase (decrease) in allowance for doubtful accounts	(997)	5,492
Non-cash interest expense, sales and marketing expense and other	135	2,244
Stock-based compensation, including related payroll taxes	7,110	6,349
Changes in operating assets and liabilities

Accounts receivable	(20,928)	8,211
Inventory	(3,454)	9,282
Prepaid expenses	(2,336)	(948)
Deferred costs and other assets	4,295	(155)
Deposits and other assets	161	(937)
Accounts payable	21,037	(9,717)
Accrued expenses and other liabilities	(2,722)	(7,221)
Deferred revenue	(3,678)	(1,933)

Net cash used in operating activities	(7,823)	(46,576)

Cash flows from investing activities:
Capitalized expenditures, including internal capitalized labor	(8,874)	(12,159)
Cash paid for acquisitions	(3,028)	(1,000)
Cash paid for the purchase of intangible assets	(193)	—
Purchase of short-term investments	(5,000)	—
Proceeds from the sale of assets of discontinued operations	1,110	—
Reduction in restricted cash and cash equivalents	400	—
Other	—	(50)

Net cash used in investing activities	(15,585)	(13,209)

Cash flows from financing activities:
Principal repayments on capital leases	(213)	(134)
Cash paid for repurchase of common stock	(503)	(10,726)
Proceeds from exercise of options, warrants and other	752	3,216

Net cash provided by (used in) financing activities	36	(7,644)

Net decrease in cash and cash equivalents	(23,372)	(67,429)
Cash and cash equivalents, beginning of the period	70,783	89,972

Cash and cash equivalents, end of the period	$47,411	$22,543

Supplemental disclosure of cash flows information:
Cash paid during the period for:
Interest	$263	$2,719
Supplemental disclosure of non-cash activities:
Issuance of common stock in business acquisitions	3,856	—
Issuance of warrant to purchase common stock to vendor	3,228	—
Stock-based compensation capitalized as internal labor	325	302

INPHONIC INC.

Reconciliation of non-GAAP measure to nearest comparable GAAP measures

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2006	2007
Adjusted EBITDA and EPS:

Net loss from continuing operations	$(9,370)	$(40,644)

Non-cash items:
Depreciation and amortization	3,960	5,829
Stock -based compensation	2,916	3,243
Non-cash amortization of sales and marketing expense	135	162
Interest income and expense	(259)	3,150
Non-recurring items (1):
Restructuring costs	1,906	340
Discontinued marketing programs	—	4,459
Rebate settlement and related expenses	—	1,906
AR reserves for bad debts and other adjustments	—	2,563
Legal and accounting expenses related to restatement	—	3,030
Settlement, relocation and other exit costs	—	503

Adjusted EBITDA	$(712)	$(15,459)

Net Loss	$(9,576)	$(40,648)
Stock-based compensation	2,916	3,243
Non-cash amortization of sales and marketing expenses	135	162
Non-cash interest	—	974
Amortization of intangible assets	1,078	703
Impact of non-recurring items:	1,906	12,801

Adjusted Net Loss	$(3,541)	$(22,765)

Adjusted EPS per share
Basic	$(0.10)	$(0.59)
Diluted	$(0.10)	$(0.59)

Basic weighted average shares	35,856,253	38,265,453

Diluted weighted average shares	35,856,253	38,265,453

Footnotes:

(1)	These items were incurred during the quarter and are not expected to recur beyond the second quarter of 2007. This category includes legal and accounting fees associated with the completion of the restatement of the 2006 financials; consumer credits or settlements provided to consumers during the rebate process outside of our normal procedures; write-offs of accounts receivable with certain troubled wireless partners; additional reserves on certain carrier receivables and facility relocation and other exit/settlement costs incurred during the quarter.